UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 8, 2009

Simon Property Group, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-157794	34-175576
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                   Entry into a Material Definitive Agreement

On December 8, 2009, Simon Property Group, L.P. (the “Company”) entered into a new $3.565 billion Credit Facility as summarized in the attached press release.  The new Credit Facility will replace the Company’s existing credit facility. The Credit Facility provides for borrowings for acquisitions, improvements, renovations, construction, or other corporate, partnership, or working capital needs, including the repayment of indebtedness.

The Credit Facility contains customary ongoing covenants relating to a capitalization value, minimum EBITDA and unencumbered EBITDA coverage ratio requirements and minimum combined equity value.  Payment under the Credit Facility can be accelerated if the Company or Simon Property Group, Inc. is subject to bankruptcy proceedings or upon the occurrence of certain other events.

The existing credit facility is for $3.5 billion and matures on January 11, 2010 with an interest rate of LIBOR plus 37.5 basis points and an additional facility fee of 12.5 basis points.

A copy of a press release and the Credit Facility agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and constitute part of this report.

ITEM 1.02                                   Termination of a Material Definitive Agreement

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

ITEM 2.03                                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

ITEM 9.01                                   Financial Statements and Exhibits

Financial Statements:

None

Exhibits:

Exhibit No.	Description	Page Number in This Filing

99.1	Press release dated December 8, 2009	4

99.2	$3,565,000,000 Credit Agreement dated as of December 8, 2009	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 11, 2009

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer